Exhibit 10.26


                             STOCK PLEDGE AGREEMENT


          For good and valuable consideration, receipt whereof is hereby acknowledged, each of the undersigned, intending to be legally bound, hereby agree as follows:


1.   The Collateral.

          1.1. To secure the prompt payment and performance of all the obligations of Dynamic Materials Corporation (the "Pledgor") owing to SNPE Inc. (the "Pledgee") under that certain Term Loan Agreement of even date herewith (the "Loan Agreement") including, without limitation, the term loan of $ 4,000,000 made by Pledgee to Pledgor pursuant to the Loan Agreement (such loan to include principal, interest and other fees owing in connection therewith) and all other charges for the maintenance, preservation, protection or enforcement of or realization upon the Collateral, as such term is hereinafter defined (all such indebtedness costs, expenses being hereinafter collectively called the "Obligations"), Pledgee shall have and Pledgor hereby pledges, grants to, and creates in favor of Pledgee a lien and security interest under the Uniform Commercial Code, as in effect in the State of New York (the "UCC"), in and to all the issued and outstanding shares of any class of the capital stock of NOBEL CLAD Europe S.A., up to a maximum amount of 65% of this capital stock (hereinafter called the "Collateral").

          1.2. Pledgor represents, warrants and covenants that:

          (1) 65% of the capital stock of NOBEL CLAD Europe S.A. is represented by a total of shares of ______________ common stock without par value.

          (2) There are no other classes of stock otherwise issued or outstanding of said company and Pledgor undertakes that it shall cause said company not to issue any additional stock of any class without the prior written consent of Pledgee.

          (3) Pledgor has a valid and marketable title to all the Collateral free and clear of any claims, liens or other encumbrances.

          (4) Pledgor will not sell, assign, transfer, pledge or otherwise encumber in any manner any of the Collateral or suffer to exist any encumbrances in the Collateral except for the lien created under this Agreement.

          (5) The Collateral will be delivered to Pledgee with all necessary instruments of transfer, duly executed in blank, and Pledgee shall have the right at any time after and during the continuance of an Event of Default (as hereinafter defined) to have the Collateral registered in its own name or in the name of its nominee.


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          1.3 Pledgor will do all such acts and things and execute and deliver all such documents and instruments, including, without limitation, further pledges, assignments, financing statements, and continuation statements, as Pledgee in its reasonable discretion may deem necessary or advisable from time to time in order to preserve, protect, and perfect such security interest in the Collateral. Cash dividends accrued and paid on the Collateral shall forthwith be delivered to Pledgee (up to an amount equal to 65% of total dividends paid) at the same time as principal amounts owing under the Loan Agreement are paid by Pledgor Stock dividends and other distributions on account of the Collateral (excluding cash dividends) shall be deemed additional Collateral hereunder.


2.   Preservation of Collateral.

          Pledgor assumes full responsibility for taking any and all necessary steps to preserve rights with respect to the Collateral against prior parties. Pledgee shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral held by Pledgee pursuant hereto if Pledgee takes such action for a purpose requested (in writing) by Pledgor; provided, that such requested action will not, in the reasonable judgement of Pledgee, impair Pledgee's security interest in the Collateral or the proceeds thereof or its rights in, or the value of, the Collateral or such proceeds; provided, further, that such written request is received by Pledgee in sufficient time to permit Pledgee to take the requested action.


3.   Remedies on Event of Default.

          3.1. If (a) an Event of Default (as defined in the Loan Agreement) shall occur under the Loan Agreement, or (b) Pledgor shall default in the due performance or observance of any of the covenants or agreements contained in this Agreement and such default shall continue unrememdied for a period of ten
(10) business days following written notice thereof from Pledgee, (each an "Event of Deafult" under this Agreement) then, and only then, Pledgee shall have such rights and remedies with respect to the Collateral or any part thereof and the proceeds thereof as are provided by the UCC and such other rights and remedies with respect thereto which it may have at law or in equity or under this Agreement including, without limitation, to the extent not inconsistent with the provisions of the UCC or other applicable law, the right to (i) transfer into Pledgee's name or into the name of its nominee or nominees or account at a Depository Trust Company, for the benefit of Pledgee, all or any portion of the Collateral and thereafter receive all interest and cash dividends accruing and paid thereon, vote the same, give all consents, waivers and ratifications in respect thereof and otherwise act with respect thereto as though it were the outright owner thereof and (ii) sell all or any portion of the Collateral at any broker's board or at public or private sale (in compliance with the terms of the UCC), each without prior notice to Pledgor or any other person, except as otherwise required by law (and if notice is required by law, after 10 business days prior written notice), at such place or places and


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at such time or times and in such manner and for such consideration as Pledgee may determine in its reasonable discretion, and apply the proceeds so received, first to the payment of the reasonable costs and expenses incurred by Pledgee in connection with such sale, including reasonable attorneys' fees and legal expenses, second to the repayment of the Obligations, whether on account of principal, interest, premium, or otherwise as Pledgee in its reasonable discretion may elect, and then to pay the balance, if any, to Pledgor or as otherwise required by law. If such proceeds are insufficient to pay the Obligations in full, Pledgor shall be liable for the deficiency.


          3.2. Pledgor recognizes that Pledgee, after the occurrence and during the continuance of an Event of Default by Pledgor, may be unable to effect public sale of all or a portion of the Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral for their own account for investment and not to engage in a distribution or resale thereof. Pledgor agrees that private sales so made may be at prices and on other terms less favorable to the seller than if such Collateral were sold at public sale and that Pledgee has no obligation to delay sale of any such Collateral for the period of time necessary to permit the issuers of such Collateral, even if such issuers would agree, to register or qualify such Collateral for public sale under the Securities Act of 1933, as amended, and applicable state securities laws. Pledgor agrees that private sales made under the foregoing circumstances and in compliance with applicable Federal and state securities laws shall be deemed to have been made in a commercially reasonable manner under the UCC.


4.   Payment of Pledgee's Expenses.

          Pledgor agrees to promptly pay to Pledgee all reasonable custody charges pertaining to the Collateral and all reasonable costs and expenses, including, without limitation, all attorneys' fees, related or incidental to the preparing for sale, selling, or realization upon any of the Collateral or to the establishment of any of the rights of Pledgee hereunder.


5.   Assignment.

          Pledgee may assign or otherwise transfer all or any of its rights and obligations hereunder and may deliver all or any of the Collateral to one or more transferees who thereupon shall become vested with all the rights, interests and obligations in respect thereof given to or held by Pledgee hereunder and Pledgee shall thereafter be forever relieved and fully discharged from any liability or responsibility with respect thereto, all without prejudice to the retention by Pledgee of all rights, interests or obligations not so transferred. Pledgor may not assign or transfer its rights hereunder without the prior written consent of Pledgee.


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6.   Continuing Agreement.

          This Agreement shall remain in full force and effect until all the Obligations have been paid in full. Upon the occurrence of the payment in full of all said Obligations, the security interest granted hereunder shall automatically terminate and all rights to the Collateral shall immediately revert to Pledgor. Upon any such termination, Pledgee will, at Pledgor's expense, deliver all certificates and instruments representing or evidencing the Collateral, together with any other Collateral hereunder, and execute and deliver to Pledgor, at Pledgor's expense, such documents as Pledgor shall reasonably request to evidence such termination. This Agreement shall bind each of Pledgor, Pledgee, and each such party's respective successors and assigns.


7.   Miscellaneous.

          7.1. No delay or failure on the part of Pledgee in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy power or privilege. The rights and remedies of Pledgee hereunder are cumulative and not exclusive of any rights or remedies which it would otherwise have.

          7.2. Any waiver, permit, consent or approval of any kind or character on the part of Pledgee of any breach, default or Event of Default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. In the event of any action at law or suit in equity in relation to this Agreement or the Obligations or the Collateral, Pledgor, in addition to all other sums which it may be required to pay, will pay the reasonable costs of such action or suit and a reasonable sum for attorneys' fees incurred by Pledgee or its successors or assigns in connection with such action or suit. Notwithstanding the foregoing, in the event Pledgee shall bring such an action or suit against Pledgor and Pledgee shall lose such action or suit, Pledgor shall not be obligated to pay the costs and fees (including attorney's fees) associated therewith. All rights of Pledgee hereunder shall continue unimpaired and Pledgor shall be and remain bound by the Obligations in accordance with the terms hereof and thereof notwithstanding the release or substitution of any of the Collateral or of any rights or interests therein. Pledgee shall not be obligated to assert or enforce any rights or security interests hereunder or to take any action in reference thereto and Pledgee may, in its discretion at any time, relinquish its rights as to certain Collateral without thereby affecting or invalidating its rights hereunder as to other Collateral.

          7.3. This Agreement shall take effect immediately upon execution by each of the undersigned. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same instrument. All notices delivered in connection with this Agreement shall comply with the notice provisions of the Loan Agreement


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8.   Governing Law.

          This Agreement shall be deemed a contract entered into under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws, including the conflict of laws and rules of the State of New York. Any legal action or proceeding arising out of or relating to this Agreement will be instituted in the courts of the State of New York, and each of the undersigned hereby irrevocably submits to the jurisdiction of each such court in any such action or proceeding.


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          IN WITNESS WHEREOF, each of the undersigned has executed this
Agreement as of the day of , 2001.

                                               Dynamic Materials Corporation


                                               By:
                                                     ---------------------------
                                                     Name:
                                                     Title:


                                               SNPE Inc.


                                               By:
                                                     ---------------------------
                                                     Name:
                                                     Title:

STATE OF ___________       )
                           ) ss.
COUNTY OF __________       )

          On this ____ day of ______, 200__, before me personally came ______________________________, to me known, who, being by me duly sworn, did depose and say that he is the __________________ of DYNAMIC MATERIALS CORPORATION, the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he signed his name thereto by like order.

                                                  ------------------------------
                                                            NOTARY PUBLIC

STATE OF ___________       )
                           ) ss.
COUNTY OF __________       )

          On the _____ day of ______, 200__, before me personally came ___________________, to me known, who being by me duly sworn, did depose and say that he is a _________________ of SNPE, Inc., the corporation described in and which executed the above instrument; and that he was authorized to sign his name thereto on behalf of said corporation.

                                                --------------------------------
                                                          Notary Public